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                                                                       EXHIBIT 1

                                      TARGETS

                               TARGETS TRUST [VI]
         Targeted Growth Enhanced Terms Securities (TARGETS(Registered))
                       With Respect to the Common Stock of



                           Due on
                       guaranteed to the extent explained
                  in the Prospectus dated           ,2000 by
                       SALOMON SMITH BARNEY HOLDINGS INC.

                         FORM OF UNDERWRITING AGREEMENT

                                                                         , 2000

SALOMON SMITH BARNEY INC.
As Representative of the
Several Underwriters
c/o SALOMON SMITH BARNEY INC.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

      TARGETS Trust [VI] (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Business Code, 12 Del. C. Section 3801 et seq.), proposes, upon the terms and conditions set forth herein, to issue and sell of its Targeted Growth Enhanced Terms Securities (TARGETS(Registered))
(the "TARGETS") to [you, as underwriter] [the several underwriters named on
Schedule I hereto] (the "Underwriter[s]") [for whom you (the "Representative") are acting as representative].

      The TARGETS are to be issued pursuant to the terms of a declaration of
trust, dated as of            , 2000, as amended and restated as of            ,
2000 (the "Declaration"), among Salomon Smith Barney Holdings Inc., a Delaware corporation (the "Company" and, together with the Trust, the "Offerors"), as sponsor, the trustees named therein (the "TARGETS Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Declaration is qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

      The TARGETS represent undivided beneficial ownership interests in the assets of the Trust. The assets of the Trust will consist solely of (i) a
forward contract with respect to the Common Stock of                , purchased
by the Trust from the Company (the "Forward Contract") and (ii) a portfolio of stripped U.S. treasury securities (the "Treasury Securities"). The Company and The Chase Manhattan Bank, a New York banking association, as Guarantee Trustee (the "Guarantee Trustee"), are to enter into the TARGETS Guarantee Agreement
dated as of           , 2000 (the "Guarantee Agreement") with respect to the
TARGETS. The Guarantee Agreement, when taken together with the Forward Contract and the Company's obligation to pay all fees and expenses of the Trust, constitutes a full and unconditional guarantee by the Company of all
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payments to be made to the holders of the TARGETS. The TARGETS, the Guarantee and the Forward Contract are hereinafter collectively referred to as the "Securities."

      The Offerors wish to confirm as follows their agreement with you, in connection with your purchase of the TARGETS as the Underwriter[s].

      1. Representations and Warranties. The Offerors represent and warrant to, and agree with, you as set forth below in this Section 1.

      (a) A registration statement on Form S-3 (File Nos. 333-      and
333-71667) , including a form of prospectus, relating to the Securities has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission and has become effective. Such registration statement and form of prospectus may have been amended or supplemented from time to time prior to the date of this Agreement; any such amendment to such registration statement was so prepared and filed and any such amendment has become effective. A final prospectus (the "Prospectus") relating to the Securities has been so prepared and will be filed pursuant to Rule 424 under the Act. Copies of such registration statement and form of prospectus, any such amendment or supplement, the Prospectus and all documents incorporated by reference therein which were filed with the Commission on or prior to the date hereof have been delivered to you. Such registration statement as amended or supplemented to the date hereof, is hereinafter referred to as the "Registration Statement". Any references herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed with the Commission on or prior to the date hereof, and any reference to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document with the Commission deemed to be incorporated by reference therein after the date hereof.

      (b) The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, the Registration Statement and the Prospectus, as of the date hereof and at the Closing Date (as hereinafter defined), and any amendment or supplement thereto, conformed or will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; and no such document included or will include an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing shall not apply to (i) statements or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you or on your behalf, specifically for use in the preparation thereof or (ii) that part of the Registration Statement which shall constitute Statements of Eligibility (Forms T-1) under the Trust Indenture Act of each of the Institutional Trustee, the Guarantee Trustee and the Delaware Trustee.

      (c) The documents incorporated by reference in the Registration Statement or Prospectus, when they became effective or were filed with the Commission, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), conformed and any documents so filed and incorporated by reference after the date hereof will, when they are filed with the Commission, conform, in all material respects to the requirements of the Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.


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 2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust agrees to sell to [you, as Underwriter, and you, as Underwriter, agree] [each Underwriter and each Underwriter agrees, severally and not jointly], to purchase from the
Trust, at a purchase price of $       per TARGETS, plus accrued distributions,
if any, from            , 2000, [    TARGETS] [the number of TARGETS set forth
opposite the name of such Underwriter in Schedule I hereto (or such number of TARGETS increased as set forth in Section 8 hereof)]

      (b) The Company agrees that, in view of the fact that the proceeds of the sale of the TARGETS will be invested in the Forward Contract, it shall pay to [you, as Underwriter,] [the Underwriters] as compensation ("Underwriter[s] Compensation") for [your] [their] arranging the investment of the proceeds therein, on the Closing Date (as hereinafter defined), $o per TARGETS.

      3. Delivery and Payment. Delivery of and payment for the TARGETS shall be
made at 10:00 AM, New York City time, on            , 2000, or at such time on
such later date not more than three Business Days after the foregoing date as you shall designate (such date and time of delivery and payment for the TARGETS being herein referred to as the "Closing Date"). Delivery of the TARGETS shall be made to [you, as Underwriter,] [the Representative] for [your] [the respective] account[s] against payment by [you, as Underwriter,] [the several Underwriters through the Representative] of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the TARGETS shall be made through the facilities of The Depository Trust Company unless you shall otherwise instruct.

      4. Agreements of the Offerors. The Offerors jointly and severally agree with [you, as Underwriter,] [the several Underwriters] as follows:

      (a) The Offerors will cause the Prospectus to be filed pursuant to Rule 424 under the Act and will notify you promptly of such filing. During the period in which a prospectus relating to the TARGETS is required to be delivered under the Act, the Offerors will notify you promptly of the time when any amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; the Offerors will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus, which, in your opinion, may be necessary or advisable in connection with the distribution of the TARGETS by [you, as Underwriter] [the Underwriters]; the Offerors will file no amendment or supplement to the Registration Statement or the Prospectus (other than any document required to be filed under the Exchange Act which upon filing is deemed to be incorporated by reference therein) to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing; and the Offerors will furnish to you at or prior to the filing thereof a copy of any such prospectus supplement or any document which upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus.

      (b) The Offerors will advise you, promptly after either of them shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the TARGETS for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and they will promptly use their respective best efforts to


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prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

      (c) Within the time during which a prospectus relating to the TARGETS is required to be delivered under the Act, the Offerors will comply with all requirements imposed upon the Offerors by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the TARGETS as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Offerors will promptly notify you and you will amend or supplement the Registration Statement or the Prospectus (at the expense of the Offerors) so as to correct such statement or omission or effect such compliance.

      (d) The Offerors will use their respective best efforts to qualify the TARGETS for sale under the securities laws of such jurisdictions as you reasonably designate, to maintain such qualifications in effect so long as required for the distribution of the TARGETS and, if requested by [you, as Underwriter,] [the Underwriters] to arrange for the determination of the legality of the TARGETS for purchase by institutional investors, except that neither the Company nor the Trust shall be required in connection therewith to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

      (e) The Offerors will furnish to [you, as Underwriter,] [the Underwriters] copies of the Registration Statement and the Prospectus (including all documents incorporated by reference therein), and all amendments and supplements to the Registration Statement or the Prospectus which are filed with the Commission during the period in which a prospectus relating to the TARGETS is required to be delivered under the Act (including all documents filed with the Commission during such period which are deemed to be incorporated by reference therein), in each case in such quantities as you may from time to time reasonably request.

      (f) The Company will make generally available to its security holders and to you as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) of the Company covering a 12-month period beginning after the date upon which the Prospectus is filed pursuant to Rule 424 under the Act, which shall satisfy the provisions of Section 11(a) of the Act.

      (g) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of the Offerors' obligations hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of the Securities, all fees and expenses of the Offerors' counsel and accountants, and all costs and expenses incident to the preparing, printing, filing and distributing of all documents relating to the offering, and will reimburse [you, as Underwriter,] [the Underwriters] for any expenses (including fees and disbursements of counsel) incurred by [you] [them] in connection with the matters referred to in Section 4(d) hereof and the preparation of memoranda relating thereto, for any filing fee of the National Association of Securities Dealers, Inc. relating to the TARGETS, and for any fees charged by investment rating agencies for rating the TARGETS. If the sale of TARGETS provided for in this Agreement is not consummated by reason of any failure, refusal or inability


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on the part of the Offerors to perform any agreement on its part to be performed, or because any other condition of the Underwriter's [Underwriters'] obligations hereunder required to be fulfilled by the Offerors is not fulfilled, the Company will reimburse [you, as Underwriter,] [the Underwriters] for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by [you, as Underwriter,] [the Underwriters] in connection with the proposed purchase and sale of the TARGETS.

      (h) Each of the Trust and the Company agree, during the period beginning on the date of this Agreement and continuing to and including the Closing Date, not to offer, sell, contract to offer, sell or otherwise dispose of any TARGETS or any other securities (including any backup undertakings for such securities) of the Company or of the Trust, in each case that are substantially similar to the TARGETS, or any securities convertible into or exchangeable for the TARGETS or such substantially similar securities of either the Trust or the Company, without the prior written consent of Salomon Smith Barney Inc.

      5. Conditions of Underwriter's Obligations. The obligations of [you, as Underwriter,] [the several Underwriters] to purchase and pay for the TARGETS as provided herein shall be subject to the accuracy, as of the date of this Agreement and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Offerors herein, to the performance by the Offerors of their obligations hereunder, and to the following additional conditions:

      (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company, the Trust or [the] [any] Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

      (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in [your] [the] judgment [of a majority in interest of the Underwriters], materially impairs the investment quality of the TARGETS; (ii) any downgrading in the rating of the TARGETS or the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market;
(iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in your judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the TARGETS.

      (c) You shall have received an opinion, dated the Closing Date, of Joan Guggenheimer, General Counsel of the Company and counsel to the Offerors, substantially in the form attached hereto as Exhibit A.

      (d) You shall have received an opinion, dated the Closing Date, of Cleary, Gottlieb, Steen & Hamilton, special tax counsel to the Company and counsel to the Offerors and the Trust, substantially in the form attached hereto as Exhibit B.


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      (e) You shall have received an opinion, dated the Closing Date, of
Thacher Proffitt & Wood, counsel to The Chase Manhattan Bank, substantially in the form attached hereto as Exhibit C.

      (f) You shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriter[s], such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the TARGETS, the Registration Statement, the Prospectus and other related matters as you may reasonably require, and the Trust and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

      (g) The Company and the Trust shall each have furnished to you a certificate, dated the Closing Date, and, in the case of the Company, signed by the Chairman of the Board, any Vice Chairman, any Vice President, the Treasurer or the Deputy Treasurer and by the Controller or principal financial or accounting officer of the Company, and, in the case of the Trust signed by one of the Regular Trustees, to the effect that each signatory of such certificate has carefully examined the Registration Statement, as amended as of the date of such certificate, the Prospectus, as amended and supplemented as of the date of such certificate, and this Agreement and that:

            (i) the representations and warranties of the Company or the Trust, as the case may be, in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Trust, as the case may be, has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

            (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to their knowledge, threatened;

            (iii) the Registration Statement, including any supplements or amendments thereto, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, including any supplements or amendments thereto, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and since the effective date of the Registration Statement there has not occurred any event concerning which information is required to be contained in an amended or supplemented Prospectus concerning which such information is not contained therein; and

            (iv) there have been no material adverse changes in the general affairs of the Company and its subsidiaries taken as a whole or the Trust or in their financial position as shown by information contained in the Registration Statement and the Prospectus, other than changes disclosed in or contemplated by the Registration Statement and the Prospectus.

      (h) PricewaterhouseCoopers LLP or another nationally recognized independent accounting firm, shall have furnished to you a letter or letters, dated the Closing Date, substantially in the form heretofore approved by you.


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      (i) The TARGETS shall have been registered under the Exchange Act and shall have been listed or approved for listing, upon notice of issuance, on the o.

      (j) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

      6. Indemnification and Contribution. (a) Each of the Trust and the Company will jointly and severally indemnify and hold harmless [you, as Underwriter,] [each Underwriter] against any losses, claims, damages or liabilities, joint or several, to which [you, as Underwriter,] [such Underwriter] may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse [you, as Underwriter,] [each Underwriter] for any legal or other expenses reasonably incurred by [you][it] in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Offerors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Offerors by or on behalf of [you, as Underwriter,] [any Underwriter] specifically for use in the preparation thereof.

      (b) [You, as Underwriter,] [Each Underwriter] will indemnify and hold harmless each of the Trust and the Company against any losses, claims, damages or liabilities to which the Trust or the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Offerors by or on behalf of [you, as Underwriter,] [any Underwriter] specifically for use in the preparation thereof, and will reimburse the Trust and the Company for any legal or other expenses reasonably incurred by the Trust and the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

      (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not except, with the consent of the indemnified party, be counsel to the indemnified party), and after notice from the indemnifying party to such


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indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

      (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and [you, as Underwriter,] [the Underwriters] on the other from the offering of the TARGETS, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors on the one hand and [you, as Underwriter,] [the Underwriters] on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Offerors on the one hand and [you, as Underwriter,] [the Underwriters] on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the TARGETS (before deducting expenses) received by the Trust bear to the total amount of Underwriter[s] Compensation received by [you, as Underwriter,] [the Underwriters] in each case as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors or [you, as Underwriter,] [the Underwriters] and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Offerors and you, as Underwriter, agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in subsection (c) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), [you, as Underwriter,] [no Underwriter] shall be required to contribute any amount in excess of the amount by which the total price at which the TARGETS underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which [you, as Underwriter,] [such Underwriter] [have] [has] otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this subsection (d) of the notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this subsection
(d), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in subsection (c) above has not been given with respect to such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this subsection (d).


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      (e) The obligations of the Offerors under this Section 6 shall be in addition to any liability which the Offerors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls [the] [any] Underwriter within the meaning of the Act or the Exchange Act; and the obligations of [you, as Underwriter,] [the Underwriters] under this Section 6 shall be in addition to any liability which [you, as Underwriter,] [the Underwriters] may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company and TARGETS Trustee who has signed the Registration Statement, and to each person, if any, who controls the Company or the Trust within the meaning of the Act or the Exchange Act.

      7. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company or the Trust herein or in certificates delivered pursuant hereto, and the agreements of [you, as Underwriter,] [the several Underwriters] contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of [you, as Underwriter,] [any Underwriter] or any controlling persons, or the Company or any of its officers, directors or any controlling persons, or the Trust or the TARGETS Trustees and shall survive delivery of and payment for the TARGETS.

      [8. Substitution of Underwriters. (a) If any Underwriter or Underwriters shall fail to take up and pay for the principal amount of TARGETS agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such TARGETS in accordance with the terms hereof, and the principal amount of TARGETS not purchased does not aggregate more than 10% of the total principal amount of the TARGETS, the remaining Underwriters shall be obligated to take up and pay for (in proportion to the respective underwriting obligations hereunder as set forth herein except as may otherwise be determined by you) the TARGETS which the withdrawing or defaulting Underwriters agreed but failed to purchase.

      (b) If any Underwriter or Underwriters shall fail to take up and pay for the principal amount of TARGETS agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such TARGETS in accordance with the terms hereof, and the principal amount of TARGETS not purchased aggregates more than 10% of the total principal amount of TARGETS, and arrangements satisfactory to you and the Offerors for the purchase of such TARGETS by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not to exceed seven full business days, as you shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. In the event of any such termination, the Offerors shall not be under any liability to any Underwriter (except to the extent provided in Section 4(g) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the principal amount of TARGETS agreed by such Underwriter to be purchased under this Agreement) be under any liability to the Offerors (except to the extent provided in Section 6 hereof). Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Offerors and any non-defaulting Underwriter for damages occasioned by its default hereunder.]

      [8.] [9.] Termination of Agreement. You shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date if (i) the Company or the Trust shall have failed, refused or been unable, at or prior to the Closing Date, to perform, in any material respect, any agreement on its part to be performed hereunder,


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

or (ii) any other condition of the [Underwriter's] [Underwriters'] obligations is not fulfilled in all material respects. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g) and Section 6 shall at all times be effective. If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, telecopy or telegram, confirmed by letter.

      [9.] [10.] Notices. Except as otherwise provided herein, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Offerors, to the Company, or to the Trust care of the Company, at the office of the Company at 388 Greenwich Street, New York, New York 10013, Attention: Treasurer; or (ii) if to you, [as Underwriter,] [as Representative of the several Underwriters,] care of Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

      [10.] [11.] Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Trust and the Underwriter[s] and their respective successors and the controlling persons, officers and directors referred to in
Section 6 hereof, and no other person shall have any right or obligation hereunder.

      [11.] [12.] Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      [12.] [13.] Counterparts. This Agreement may be executed by one or more of you, the Company and the Trust in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same Agreement.


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

      Please confirm that the foregoing correctly sets forth the agreement among the Trust, the Company and the Underwriter[s].

                                    Very truly yours,

                                    TARGETS TRUST [VI]

                                    By ____________________________________
                                       as Regular Trustee

                                    By ____________________________________
                                       as Regular Trustee


                                    SALOMON SMITH BARNEY HOLDINGS INC.

                                    By ____________________________________
                                       Name:
                                       Title:

Confirmed as of the date first above mentioned
[on behalf of itself and the other several
Underwriters named in Schedule I hereto.]
SALOMON SMITH BARNEY INC., as [Underwriter]
[Representative of the Several Underwriters]

By ____________________________________
   Name:
   Title:


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